FOR IMMEDIATE RELEASE

April 2, 2013

Contact:  Susan M. Jordan

732-577-9997

UMH PROPERTIES, INC. ANNOUNCES NEW ACQUISITION

FREEHOLD, NJ, April 2, 2013……..UMH Properties, Inc. (NYSE: UMH) announced that it has acquired Holiday Mobile Village, a 274-site manufactured home community situated on approximately 68 acres, located in Nashville, Tennessee, for a purchase price of $7,250,000.  The occupancy for this community is approximately 82%. With this purchase, UMH now owns sixty-eight manufactured home communities consisting of approximately 12,800 developed home sites.

Samuel A. Landy, President, stated, "We are pleased to announce the acquisition of this community.  This acquisition strengthens our position in this dynamic market. We intend to increase occupancy by implementing our sales and rental programs. The Company remains very well positioned to continue to execute its growth strategy and we anticipate additional acquisitions in 2013.”

UMH Properties, Inc., a publicly owned REIT, owns and operates sixty-eight manufactured home communities with approximately 12,800 developed home sites located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana and Michigan.  In addition, the Company owns a portfolio of REIT securities.

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